As publicly filed with the Securities and Exchange Commission on June 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InterXion Holding N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	4813	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Scorpius 30

2132 LR Hoofddorp

The Netherlands

+31 20 880 7600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tracy K. Edmonson

Michael Ernemann

Latham & Watkins (London) LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Phone: +44 20 7710 1000

Fax: +44 20 7374 4460

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per ordinary share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Ordinary shares, with a nominal value of €0.10 per share

(1)

An indeterminate amount of the securities is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS

InterXion Holding N.V.

Ordinary Shares

InterXion Holding N.V. may from time to time offer to sell our ordinary shares, nominal value €0.10 per share, which we refer to as the “shares” or the “ordinary shares.” Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “INXN.”

From the date of this prospectus, we may offer the ordinary shares from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering. We may sell or otherwise transfer the ordinary shares directly or alternatively through underwriters, broker-dealers or agents we select. If we use underwriters, broker-dealers or agents to sell or transfer the ordinary shares, we will name them and describe their compensation in a prospectus supplement. For more information regarding the sales or transfers of ordinary shares pursuant to this prospectus, please read “Plan of Distribution.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves risks. Please carefully consider the “Risk Factors” in “Item 3 Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and the “Risk Factors” section in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities. See “Risk Factors” on page 2.

The date of this prospectus is June 25, 2019.

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell or otherwise transfer the ordinary shares described in this prospectus and in an accompanying prospectus supplement in one or more offerings.

This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell our ordinary shares using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number or amount of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together.

We have not authorized anyone to provide any information other than that provided in or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or documents to which we may have otherwise referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information and are not making an offer to sell or transfer the ordinary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

Copies of certain of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

PRESENTATION OF INDUSTRY AND MARKET DATA

Information regarding markets, market size, market share, market position, growth rates and other industry data pertaining to our business contained or incorporated by reference in this prospectus consists of estimates based on data and reports compiled by professional organizations and analysts, on data from other external sources, and on our knowledge of our sales and markets. In many cases, there is no readily available external information (whether from trade associations, government bodies or other organizations) to validate market-related analyses and estimates, requiring us to rely on internally developed estimates. While we have compiled, extracted and reproduced market or other industry data from external sources which we believe to be reliable, including third parties or industry or general publications, we have not independently verified that data. Similarly, our internal estimates have not been verified by any independent sources.

TRADEMARKS

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing or incorporated by reference in this prospectus is the property of their owners.

CURRENCY PRESENTATION AND DEFINITIONS

Unless otherwise indicated, all references in this prospectus to “euro” or “€” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. All references to “dollars,” “$,” “U.S. $” or “U.S. dollars” are to the lawful currency of the United States. We prepare our financial statements in euro.

In this prospectus, except where the context requires or where otherwise indicated, “we,” “us,” “our” and the “Company” refers to InterXion Holding N.V. and its subsidiaries, or the consolidated operations thereof.

THE COMPANY

We were incorporated on April 6, 1998 as a private company with limited liability (besloten venootschap met beperkte aansprakelijkheid, or B.V.) under the laws of The Netherlands. On January 11, 2000, we were converted from a B.V. to a public limited liability company (naamloze venootschap, or N.V.) under the laws of The Netherlands. On January 12, 2011, we completed our initial public offering. Our articles of association were last amended and restated on January 20, 2012.

Our corporate seat is in Amsterdam, The Netherlands. We are registered with the Trade Register of the Chamber of Commerce in Amsterdam under number 33301892. Our registered office is at Scorpius 30, 2132 LR Hoofddorp, The Netherlands, and our telephone number is +31 20 880 7600. The address for our agent for service of process in the United States is CT Corporation System, 111 Eighth Avenue, New York, NY 10011, and its telephone number is (212) 894-8940.

THE OFFERING AND THIS PROSPECTUS

Under this prospectus, we may offer and sell to the public ordinary shares in one or more series or issuances from time to time. This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the ordinary shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the ordinary shares we may offer. When we sell ordinary shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation Of Certain Documents By Reference.”

RISK FACTORS

Before making a decision to invest in our ordinary shares, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement, if required, in “Item 3 Key Information—Risk Factors” in our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein or in any prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any prospectus supplement, in light of your particular investment objectives and financial circumstances.

IMPORTANT INFORMATION AND CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the securities law of certain applicable jurisdictions, with respect to all statements other than statements of historical fact regarding our business, financial condition, results of operations and certain of our plans, objectives, assumptions, projections, expectations or beliefs with respect to these items and statements regarding other future events or prospects. These statements include, without limitation, those concerning: our strategy and our ability to achieve it; expectations regarding sales, profitability and growth; plans for the construction of new data centers; our possible or assumed future results of operations; research and development, capital expenditure and investment plans; adequacy of capital; and financing plans. The words “aim,” “may,” “will,” “expect,” “anticipate,” “believe,” “future,” “continue,” “help,” “estimate,” “plan,” “schedule,” “intend,” “should,” “shall” or the negative or other variations thereof as well as other statements regarding matters that are not historical fact, are or may constitute forward-looking statements.

In addition, this prospectus and the documents incorporated by reference herein include forward-looking statements relating to our potential exposure to various types of market risks, such as foreign exchange rate risk, interest rate risks and other risks related to financial assets and liabilities. We have based these forward-looking statements on our management’s current view with respect to future events and financial performance. These views reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those predicted in our forward-looking statements and from past results, performance or achievements. Although we believe that the estimates reflected in the forward-looking statements are reasonable, those estimates may prove to be incorrect. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from these expressed or implied by these forward-looking statements. These factors include, among other things:

•	operating expenses cannot be easily reduced in the short term;

•	inability to utilize the capacity of newly planned or acquired data centers and data center expansions;

•	significant competition;

•	cost and supply of electrical power;

•	data center industry over-capacity; and

•	performance under service level agreements.

These risks and others described under “Item 3 Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and the “Risk Factors” section in any applicable prospectus supplement are not exhaustive. Other sections of this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein describe additional factors that could adversely affect our business, financial condition or results of operations, including delays in remediating the material weakness in internal control over financial reporting described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and/or making disclosure controls and procedures effective. We urge you to read the risks described under “Item 3 Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and the “Risk Factors” section in any applicable prospectus supplement for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. Additionally, new risk factors can emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the ordinary shares offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

This section of the prospectus includes a description of the material terms of our Amended and Restated Articles of Association (“Articles”) as of the date of this prospectus and of applicable Dutch law. The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of our Articles, which are attached as an exhibit to our most recent Annual Report on Form 20-F, which is incorporated by reference in the registration statement of which this prospectus is a part. We urge you to read the full text of that exhibit.

Outstanding Capital Stock

Pursuant to our Articles, our authorized share capital amounts to €20,000,000 consisting of 200,000,000 ordinary shares, each with a nominal value of €0.10.

As of June 21, 2019, the Company’s issued and paid-up share capital amounted to €7,188,792.72 consisting of 71,887,927 ordinary shares, each with a nominal value of €0.10 and one fractional share (onderaandeel) with a nominal value of €0.02.

Corporate Purpose

Pursuant to Article 3 of our Articles, our corporate purpose is:

(a)	to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;

(b)	to finance businesses and companies;

(c)

to borrow, to lend and to raise funds, including through the issue of bonds, debt instruments or other securities or evidence of indebtedness as well as to enter into agreements in connection with aforementioned activities;

(d)	to render advice and services to businesses and companies, with which the Company forms a group and to third parties;

(e)	to grant guarantees, to bind the Company and to pledge its assets for obligations of businesses and companies, with which it forms a group and on behalf of third parties; and

(f)	to perform any and all activities of an industrial, financial or commercial nature, and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

Issue of Ordinary Shares

Our Articles provide that we may issue ordinary shares, or grant rights to subscribe for ordinary shares, pursuant to a resolution of our General Meeting of Shareholders upon a proposal of our Board of Directors (“Board”). Our Articles provide that our General Meeting of Shareholders may, upon a proposal of our Board, designate another body of the Company, which can only be our Board, as the competent body to issue ordinary shares, or grant rights to subscribe for ordinary shares. Pursuant to our Articles and Dutch law, the period of designation may not exceed five years, but may be renewed by a resolution of our General Meeting of Shareholders for periods of up to five years. If not otherwise stated in the resolution approving the designation, such designation is irrevocable. The resolution designating our Board must specify the number of shares that may be issued and, if applicable, any conditions to the issuance.

On June 29, 2018, our General Meeting of Shareholders designated our Board as the corporate body competent to issue ordinary shares and to grant rights to subscribe for up to 2,441,601 ordinary shares, without pre-emption rights accruing to shareholders, in relation to our employee incentive schemes and to issue ordinary shares and to grant rights to subscribe for ordinary shares up to 10% of the issued share capital at that time, without pre-emptive rights accruing to shareholders, for general corporate purposes. This authority to issue ordinary shares and grant rights to acquire ordinary shares without pre-emptive rights accruing to shareholders is for a period of 18 months expiring on December 28, 2019. Our General Meeting of Shareholders may extend this period, subject to the limitations as set out above.

Ordinary shares may not be issued at less than their nominal value and must be fully paid up upon issue.

No resolution of our General Meeting of Shareholders or our Board is required for an issue of ordinary shares pursuant to the exercise of a previously granted right to subscribe for ordinary shares.

Pre-emptive Rights

Dutch law and our Articles generally give our shareholders pre-emptive rights to subscribe in proportion to the aggregate nominal value of the Shares held by the respective shareholder for any issue of new ordinary shares or grant of rights to subscribe for ordinary shares. Exceptions to these pre-emptive rights include: (i) the issue of ordinary shares and the grant of rights to subscribe for ordinary shares to our employees, or a group company in accordance with section 2:24b of the Dutch Civil Code, (ii) the issue of ordinary shares in exchange for non-cash contributions and (iii) the issue of ordinary shares which are issued to a person exercising a right to subscribe for ordinary shares previously granted.

A shareholder has the legal right to exercise pre-emption rights for at least two weeks after the date of the announcement of the issue or grant. However, our General Meeting of Shareholders, or our Board if so designated by our General Meeting of Shareholders, may restrict or exclude pre-emptive rights. A resolution by our General Meeting of Shareholders to designate another corporate body, which can only be our Board, as the competent authority to exclude or restrict pre-emptive rights requires a proposal by our Board and approval by a majority of at least two-thirds of the valid votes cast at our General Meeting of Shareholders if less than half of our issued and outstanding share capital is present or represented. A simple majority is sufficient if at least half of our issued and outstanding share capital is present or represented. A resolution by our General Meeting of Shareholders to designate our Board as the competent authority to exclude or restrict pre-emptive rights must be for a fixed period not exceeding five years and is only possible if our Board is simultaneously designated as the corporate body authorized to issue ordinary shares. If not otherwise stated in the resolution approving designation, such designation is irrevocable. If our General Meeting of Shareholders has not designated our Board, our General Meeting of Shareholders itself is the corporate body authorized to restrict or exclude pre-emptive rights upon a proposal by our Board.

Our Board has been designated as the corporate body authorized to issue ordinary shares and grant rights to subscribe for ordinary shares, without pre-emption rights accruing to shareholders for the purpose of (i) our employee incentive schemes and (ii) general corporate purposes, both as set out under “—Issue of Ordinary Shares” above, for a period that will end on December 28, 2019.

Reduction of Share Capital

Our General Meeting of Shareholders may, subject to Dutch law and our Articles and only upon a proposal of our Board, resolve to reduce our issued share capital by cancellation of ordinary shares or reduction of the nominal value of ordinary shares by amendment of our Articles. A resolution of our General Meeting of Shareholders to reduce the issued share capital must designate the ordinary shares to which the resolution applies and must make provisions for the implementation of such resolution. A resolution to cancel ordinary shares may only be adopted in relation to ordinary shares or depositary receipts for such shares we hold ourselves. A partial repayment or exemption from the obligation to pay up ordinary shares must be made pro rata, unless all our shareholders agree otherwise. A resolution at our General Meeting of Shareholders to reduce our issued share capital requires a majority of at least two-thirds of the votes validly cast at a meeting at which less than half of our issued and outstanding share capital is present or represented. A simple majority is sufficient if at least half of our issued and outstanding share capital is present or represented.

Acquisition of Ordinary Shares

We may acquire our own fully paid up ordinary shares at any time for no consideration or, subject to certain provisions of Dutch law and our Articles, if (i) our shareholders’ equity minus the payment required to make the acquisition, does not fall below the sum of called-up and paid-up share capital and any statutory reserves we must maintain by Dutch law or our Articles and (ii) we and our subsidiaries would thereafter not hold ordinary shares or rights of pledge over ordinary shares with an aggregate nominal value exceeding 50% of our issued and outstanding share capital.

Dutch law generally and, more specifically, the Dutch Civil Code, imposes minimum capital and other reserve requirements on legal entities as a way of protecting shareholders and creditors and maintaining the capital of a company. Such minimum capital and reserve requirements include, among other things, complying with certain minimum capital requirements when declaring and paying dividends and repurchasing shares in its own capital, maintaining reserves on the granting of legitimate financial assistance loans by a public limited liability company and maintaining reserves on the revaluation of assets.

An acquisition of ordinary shares for a consideration must be authorized by our General Meeting of Shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of ordinary shares that may be acquired, the manner in which ordinary shares may be acquired and the price limits within which ordinary shares may be acquired. Authorization is not required for the acquisition of ordinary shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our Board.

Any ordinary shares held by us in our own capital may not be voted on or counted for quorum purposes.

Exchange Controls and Other Provisions Relating to Non-Dutch Shareholders

There are no Dutch exchange control restrictions on investments in, or payments on, the ordinary shares. There are no special restrictions in our Articles or Dutch law that limit the right of shareholders who are not citizens or residents of The Netherlands to hold or vote the ordinary shares.

Dividends and Distributions

We may only make distributions to our shareholders in so far as our equity exceeds the sum of our paid-in and called-up share capital plus the reserves we are required to maintain by Dutch law or our Articles. Under our Articles, our Board may determine that all or a portion of the profits of the current financial year shall be added to our reserves. Any remaining profits are at the disposal of our General Meeting of Shareholders.

We may only make distributions of dividends to our shareholders after the adoption of our statutory annual accounts from which it appears that such distributions are legally permitted. Our Board may, however, resolve to pay interim dividends on account of the profits of the current financial year if the equity requirement set out above is met, as evidenced by an interim statement of assets and liabilities relating to the condition of such assets and liabilities on a date no earlier than the first day of the third month preceding the month in which the resolution to distribute interim dividends is made public. Our General Meeting of Shareholders may resolve, upon a proposal to that effect by our Board, to pay distributions at the expense of any of our reserves.

In addition, if we choose to declare dividends, the payment of cash dividends on our shares is restricted under the terms of the agreements governing our indebtedness.

Dividends and other distributions may be made in cash or, but only at all times with the approval of the Board, in ordinary shares. Dividends and other distributions are due and payable as from the date determined by the corporate body resolving on the distribution. Claims to dividends and other declared distributions lapse after five years from the date that such dividends or distributions became payable and any such amounts not collected within this period revert to us and are allocated to our general reserves.

General Meetings of Shareholders and Voting Rights

Our Annual General Meeting of Shareholders must be held within six months of the end of each of our financial years. It must be held in The Netherlands in Amsterdam, Haarlemmermeer (Schiphol Airport) or Hoofddorp. Our financial year coincides with the calendar year. An Extraordinary General Meeting of Shareholders may be convened whenever our Board or CEO deems necessary. Shareholders representing at least 10% of our issued and outstanding share capital may, pursuant to Dutch law and our Articles, request that a General Meeting of Shareholders be convened, specifying the items for discussion. If our Board has not convened a General Meeting of Shareholders within four weeks of such a request so that a meeting can be held within six weeks following the request, the shareholders requesting the meeting are authorized to call a meeting themselves with due observance of the relevant provisions of our Articles.

The notice convening any General Meeting of Shareholders must include an agenda indicating the items for discussion, or it must state that the shareholders and any holders of depositary receipts for ordinary shares may review such agenda at our main offices in The Netherlands. We will have the notice published by electronic means of communication which is directly and permanently accessible until the meeting and in such other manner as may be required to comply with any applicable rules of the NYSE. The explanatory notes to the agenda must contain all facts and circumstances that are relevant for the proposals on the agenda. Such explanatory notes and the agenda will be placed on our website.

Shareholders holding at least 3% of our issued and outstanding share capital may submit agenda proposals for any General Meeting of Shareholders. Provided we receive such proposals no later than 60 days before the date of the General Meeting of Shareholders, and provided that such proposal does not, according to our Board, conflict with our vital interests, we will have the proposals included in the notice.

Each of the ordinary shares confers the right to cast one vote. Each shareholder entitled to participate in a General Meeting of Shareholders, either in person or through a written proxy, is entitled to attend and address the meeting and, to the extent that the voting rights accrue to him, to exercise his voting rights in accordance with our Articles. The voting rights attached to any ordinary shares, or ordinary shares for which depositary receipts have been issued, are suspended as long as they are held in treasury.

Our Board may allow shareholders to, in person or through a person holding a written proxy, participate in a General Meeting of Shareholders, including to take the floor and, to the extent applicable, to exercise voting rights, through an electronic means of communication. Our Board selects the means of electronic communication and may subject its use to conditions.

To the extent that our Articles or Dutch law do not require a qualified majority, all resolutions of our General Meeting of Shareholders shall be adopted by a simple majority of the votes cast.

The following resolutions of our General Meeting of Shareholders may be adopted only upon a proposal by our Board:

(a)	to effect a statutory merger (juridische fusie) or demerger (juridische splitsing);

(b)	to issue ordinary shares or to restrict or exclude pre-emption rights on ordinary shares to the extent the authority to issue has not been delegated to our Board;

(c)

to designate our Board as the corporate body authorized to issue ordinary shares or rights to subscribe for ordinary shares and to restrict or to exclude the pre-emption rights on ordinary shares or rights to subscribe for ordinary shares;

(d)	to reduce our issued share capital;

(e)	to make a whole or partial distribution of reserves;

(f)	to amend our Articles or change our corporate form; and

(g)	to dissolve us.

Amendment of our Articles of Association

Our General Meeting of Shareholders may resolve to amend our Articles upon a proposal made by our Board.

Dissolution and Liquidation

Under our Articles, we may be dissolved by a resolution of our General Meeting of Shareholders upon a proposal of our Board.

In the event of dissolution, our business will be liquidated in accordance with Dutch law and our Articles and the liquidation shall be effected by our Board. During liquidation, the provisions of our Articles will remain in force to the extent possible. Any assets remaining upon completion of the dissolution will be distributed to the holders of ordinary shares in proportion to the aggregate nominal amount of their ordinary shares.

Squeeze Out

If a shareholder, alone or together with group companies, (the “Controlling Entity”) holds a total of at least 95% of a company’s issued share capital by nominal value for its own account, Dutch law permits the Controlling Entity to acquire the remaining shares in the controlled entity (the “Controlled Entity”) by initiating proceedings against the holders of the remaining shares. The price to be paid for such shares will be determined by the Enterprise Chamber of the Amsterdam Court of Appeal (the “Enterprise Chamber”). A Controlling Entity that holds less than 95% of the shares in the Controlled Entity, but that in practice controls the Controlled Entity’s General Meeting of Shareholders, could attempt to obtain full ownership of the business of the Controlled Entity through a legal merger of the Controlled Entity with another company controlled by the Controlling Entity, by subscribing to additional shares in the Controlled Entity (for example, in exchange for a contribution of part of its own business), through another form of reorganization aimed at raising its interest to 95% or through other means.

Anti-takeover Provisions

Neither Dutch law nor our Articles specifically prevent business combinations with interested shareholders. Under Dutch law various protective measures are as such possible and admissible, within the boundaries set by Dutch case law and Dutch law.

Adoption of Annual Accounts and Discharge of Management Liability

We are required to publish our annual accounts within five months after the end of each financial year, and may not be extended by more than five months by reason of special circumstances.

The annual accounts must be accompanied by an auditor’s certificate, an annual report and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, our shareholders must approve the appointment and removal of our independent auditors, as referred to in Article 2:393 Dutch Civil Code, to audit the annual accounts. The annual accounts are adopted by our General Meeting of Shareholders and are prepared in accordance with Book 2, Title 9, of the Dutch Civil Code.

The adoption of the annual accounts by our General Meeting of Shareholders does not release the members of our board of directors from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.

Our financial reporting is subject to the supervision of the Dutch Financial Supervisory Authority (Stichting Autoriteit Financiële Markten) (the “AFM”). The AFM will review the content of the financial reports and has the authority to approach us with requests for information in case on the basis of publicly available information it has reasonable doubts as to the integrity of our financial reporting.

Directors’ Insurance and Indemnification

In order to attract and retain qualified and talented persons to serve as members of our Board or our senior management, we currently provide, and expect to continue to provide, such persons with protection through a directors’ and officers’ insurance policy. Under this policy, any of our past, present or future directors and members of our senior management will be insured against any claim made against any one of them for any wrongful act in their respective capacities.

Under our Articles, we are required to indemnify each current and former member of the Board who was or is involved, in that capacity, as a party to any actions or proceedings, against all conceivable financial loss or harm suffered in connection with those actions or proceedings, unless it is ultimately determined by a court having jurisdiction that the damage was caused by intent (opzet), willful recklessness (bewuste roekeloosheid) or serious culpability (ernstige verwijtbaarheid) on the part of such member.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of the Board, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registrar and Transfer Agent

A register of holders of the ordinary shares is maintained by us at our offices in The Netherlands, and a branch register is maintained in the United States by the American Stock Transfer & Trust Company, LLC, which is serving as branch registrar and transfer agent.

Dutch Financial Reporting Supervision Act

The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”) applies to financial years starting from January 1, 2006. On the basis of the FRSA, the AFM supervises the application of financial reporting standards by, among others, companies whose corporate seat is in The Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend us to make available further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer or otherwise dispose of ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The ordinary shares being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the ordinary shares;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the ordinary shares ordinary shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, if required, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the ordinary shares covered by this prospectus. In order to comply with the ordinary shares laws of certain states, if applicable, the ordinary shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of ordinary shares may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the ordinary shares may be traded. The ordinary shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the ordinary shares. That compensation may be in the form of discounts, concessions or commissions to be received from us or the purchasers of the ordinary shares. Any dealers and agents participating in the distribution of the ordinary shares may be deemed to be underwriters, and compensation received by them on resale of the ordinary shares may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may from time to time solicit offers to purchase the ordinary shares. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the ordinary shares and set forth any compensation payable to the agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the ordinary shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the ordinary shares.

If underwriters are used in a sale, ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or other contractual commitments. Ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of ordinary shares, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of ordinary shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and, if required, prospectus supplement will be used by the underwriters to resell the ordinary shares.

If a dealer is used in any sale of the ordinary shares, we or an underwriter will sell the ordinary shares to the dealer, as principal. The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in a prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the ordinary shares and may make sales of ordinary shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the ordinary shares. To the extent required, a prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered ordinary shares. These activities may maintain the price of the offered ordinary shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered ordinary shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the ordinary shares are listed on that exchange, or in the over-the-counter market or otherwise.

Any underwriters to whom offered ordinary shares are sold for public offering and sale may make a market in such offered ordinary shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any ordinary shares that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. We will describe any such activities in the prospectus supplement relating to the transaction.

We may enter into derivative transactions with third parties or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, such third parties (or affiliates of such third parties) may use ordinary shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use ordinary shares received from the us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in a prospectus supplement (or a post-effective amendment), if required.

We may loan or pledge ordinary shares to a financial institution or other third party that in turn may sell or transfer the ordinary shares using this prospectus. Such financial institution or third party may transfer its short position to investors in our ordinary shares or in connection with a simultaneous offering of other ordinary shares offered by this prospectus or in connection with a simultaneous offering of other ordinary shares offered by this prospectus.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the ordinary shares registered under this registration statement.

Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$		*
FINRA filing fee	$	*	*
Printing and engraving expenses	$	*	*
Legal and accounting fees and expenses	$	*	*
Blue sky fees and expenses	$	*	*
Transfer agent fees and expenses	$	*	*
Miscellaneous costs	$	*	*

Total	$	*	*

*

To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of ordinary shares under this registration statement pursuant to Rule 457(r) under the Securities Act.

**

Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters in connection with the offerings pursuant to this prospectus relating to U.S. law will be passed upon for us by Latham & Watkins (London) LLP, London, United Kingdom. The validity of the ordinary shares offered by this prospectus and other legal matters concerning offerings pursuant to this prospectus relating to Dutch law will be passed upon for us by Loyens & Loeff N.V., The Netherlands.

EXPERTS

The consolidated financial statements of InterXion Holding N.V. as of December 31, 2018, 2017 and 2016, and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses an opinion that InterXion Holding N.V. did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the material weakness relates to an inability to obtain evidence of the operating effectiveness of internal controls at a service provider which operates a platform for processing payments and which the Company uses to pay the majority of their operating and capital expenses.

ENFORCEMENTS OF JUDGMENTS

The ability of our shareholders in certain countries other than The Netherlands to bring an action against us may be limited under applicable law. We are a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands. Most of our executive officers and members of our board of directors, and a substantial number of our employees, are citizens or residents of countries other than the United States. All or a substantial portion of the assets of such persons and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or upon us, or to enforce judgments obtained in U.S. courts, including judgments predicated upon civil liabilities under the securities laws of the United States or any state or territory within the United States. In addition, there is substantial doubt as to the enforceability, in The Netherlands, of original actions or actions for enforcement based on the federal securities laws of the United States or judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States.

The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Accordingly, a final judgment for the payment of money rendered by U.S. courts based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to the Dutch court the final judgment that has been rendered in the United States. A judgment by a federal or state court in the United States against us will neither be recognized nor enforced by a Dutch court but such judgment may serve as evidence in a similar action in a Dutch court. Additionally, based on Dutch Supreme Court case law, a Dutch court will generally grant the same judgment without a review of the merits of the underlying claim if (i) that judgment resulted from legal proceedings compatible with Dutch notions of due process, (ii) that judgment does not contravene public policy of The Netherlands, (iii) that judgment was a decision of a court that has accepted its judgment on internationally accepted principles of private international law and (iv) that judgement is not incompatible with (a) a prior judgment of a Dutch court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that the prior judgment qualifies for recognition in The Netherlands.

Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in The Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. We believe that U.S. investors may originate actions in a court of competent jurisdiction in The Netherlands. There is doubt as to whether a Dutch court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in The Netherlands against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the ordinary shares offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the ordinary shares offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the Netherlands, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F or any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into this registration statement under the Exchange Act before the time that all of the ordinary shares offered by this prospectus have been sold or de-registered:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2018, as filed with the SEC on April 30, 2019;

•

the description of our ordinary shares found in Form 8-A, as filed with the SEC on January 25, 2011, under the heading “Description of Registrant’s Securities to be Registered” including any subsequent amendment or any report filed for the purpose of updating such description; and

•	our reports on Form 6-K furnished to the SEC on March 15, 2019 and on May 9, 2019 (SEC Film No. 19808815), including Exhibit 99.1 thereto.

Notwithstanding any reference in our reports on Form 6-K previously filed with the SEC to any such reports being incorporated by reference into any registration statement, no previously filed report on Form 6-K, other than as specifically mentioned above, shall be incorporated by reference herein.

In addition, all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents. We will provide you without charge, upon your written or oral request to Jim Huseby, by phone at +1 (813) 644-9399 or e-mail at JHuseby@Interxion.com a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents, which are not specifically incorporated by reference into such documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under our Articles, we are required to indemnify each current and former member of the Board who was or is involved, in that capacity, as a party to any actions or proceedings, against all conceivable financial loss or harm suffered in connection with those actions or proceedings, unless it is ultimately determined by a court having jurisdiction that the damage was caused by intent (opzet), willful recklessness (bewuste roekeloosheid) or serious culpability (ernstige verwijtbaarheid) on the part of such member.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10.	Undertakings

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, or that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(e)	That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)

That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement*

5.1	Opinion of Loyens & Loeff N.V., Dutch counsel to InterXion Holding N.V., as to the validity of the ordinary shares

23.1	Consent of KPMG Accountants, N.V., Independent Registered Public Accounting Firm

23.2	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to the registration statement)

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Form 6-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on June 25, 2019.

InterXion Holding N.V.

By:	/s/ David C. Ruberg
Name: David C. Ruberg
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint David C. Ruberg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been executed as a deed by the following persons as of June 25, 2019 in the capacities indicated:

Name	Title

/s/ David C. Ruberg David C. Ruberg	Chief Executive Officer (Principal Executive Officer) and Executive Director

/s/ John Doherty John Doherty	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jean F.H.P. Mandeville Jean F.H.P. Mandeville	Non-Executive Director and Chairman

/s/ Frank Esser Frank Esser	Non-Executive Director

/s/ Mark Heraghty Mark Heraghty	Non-Executive Director

/s/ David Lister David Lister	Non-Executive Director

/s/ Rob Ruijter Rob Ruijter	Non-Executive Director

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States